EXHIBIT 23.1

Consent of Independent Certified Public Accountant

We hereby consent to the incorporation by reference of our audit report dated March 22, 2008 with respect to the consolidated balance sheets at December 31, 2007 and 2006 and the consolidated statements of operations, changes in shareholders' equity and cash flows of China Direct, Inc. and its subsidiaries for the year ended December 31, 2007 and 2006 which is included in the Annual Report on Form 10-K of China Direct, Inc. For the year ended December 31, 2007 in the following registration statements:

(1)

Registration Statement on Forms S-8 of China Direct, Inc., SEC File No. 333-147603, and the related prospectus,

(2)

Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 on Forms S-3 of China Direct, Inc., SEC File No. 333-139752, and the related prospectus, and

(3)

Registration Statement on Forms S-8 of China Direct, Inc., SEC File No. 333-138297, and the related prospectus.

/s/  SHERB & CO., LLP

Certified Public Accountants

Boca Raton, Florida

March 31, 2008